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                                                                    EXHIBIT 21.1

                      SPATIALIZER AUDIO LABORATORIES, INC.

                    SCHEDULE OF SUBSIDIARIES OF THE COMPANY

                   Desper Products, Inc. -- California, USA

                   MultiDisc Technologies, Inc. -- Delaware, USA